AMENDMENT TO THE AGENCY AGREEMENT BETWEEN
                        OLD MUTUAL INSURANCE SERIES FUND
                  AND DST SYSTEMS, INC., DATED JANUARY 1, 1998

                            AS AMENDED MARCH 1, 2006

1. All references to PBHG Insurance Series Fund are hereby replaced with Old Mutual Insurance Series Fund.

2.    Paragraph 26(M) is hereby amended to state as follows:

      All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

      If to DST:
            DST Systems, Inc.
            1055 Broadway, 7th Fl.
            Kansas City, Missouri  64105
            Attn:  Senior Vice President-Full Service
            Facsimile No.:  816-435-3455

      With a copy of non-operational notices to:
            DST Systems, Inc.
            333 W. 11th St., 5th Fl.
            Kansas City, Missouri  64105
            Attn:  Legal Department
            Facsimile No.:  816-435-8630

      If to the Fund:
            Old Mutual Fund Services
            4643 South Ulster Street, 6th Floor
            Denver, Colorado  80237
            Attn:  Mark Black
            Facsimile No.: 720-200-7785

      With copy to:
            Old Mutual Capital, Inc.
            4643 South Ulster Street, 6th Floor
            Denver, Colorado  80237
            Attn:  Andra Ozols
            Facsimile No.:  720-200-7729

3.    Exhibit A is hereby amended to state as follows:

      Portfolios of Old Mutual Insurance Series Fund:

      Old Mutual Columbus Circle Technology and Communications Portfolio Old Mutual Growth II Portfolio
      Old Mutual Large Cap Growth Portfolio
      Old Mutual Large Cap Growth Concentrated Portfolio

      Old Mutual Mid-Cap Portfolio
      Old Mutual Select Value Portfolio
      Old Mutual Small Cap Portfolio
      Old Mutual Small Cap Growth Portfolio

OLD MUTUAL INSURANCE SERIES FUND

By: ________________________

Name: ______________________

Title: _____________________

DST SYSTEMS, INC.

By: ________________________

Name: ______________________

Title: _____________________